Exhibit 99.1

Historical Operating Results of Purity Life Natural Health Products
Unaudited
(Expressed in thousands of U.S. dollars)

The following table presents, for the periods indicated, the historical operating results of Purity Life Natural Health Products (“Purity”), which was part of the Company’s International Foods Group:

	Fiscal						Fiscal	Fiscal
	2012	Fiscal 2011					2010	2009
	Q1	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Revenues	$15,214	$15,239	$15,365	$15,409	$16,192	$62,205	$66,632	$65,807
Gross profit	2,852	2,901	1,783	2,921	2,882	10,487	11,989	11,416
Operating income (loss)(1)	458	(380)	(1,365)	1	172	(1,572)	(3,107)	(3,837)

(1)

The table below displays the amount of management fees charged by Corporate Services that were included in the operating income (loss) of Purity. These fees will be reallocated to Corporate Services and excluded from the results of discontinued operations of Purity to be reported in the consolidated financial statements of the Company.

	Fiscal						Fiscal	Fiscal
	2012	Fiscal 2011					2010	2009
	Q1	Q1	Q2	Q3	Q4	Full Year	Full Year	Full Year
Management fees	$206	$250	$247	$250	$250	$997	$905	$798